                                                                   EXHIBIT 10.14


                                     LEASE

STATE OF FLORIDA

COUNTY OF SANTA ROSA

     THIS AGREEMENT made and entered into this 1st day of October, 1999 by and between HEFTY PUBLISHING COMPANY, a Florida Corporation, of Gulf Breeze, Santa Rosa County, Florida, hereinafter called the "Lessor", and WORLD TRAVEL TECHNOLOGIES, L.L.C., a Georgia Limited Liability Company, hereinafter called the "Lessee".

                                   WITNESSETH

     The Lessor, for and in consideration of the rental herein mentioned and the covenants to be performed by the Lessee, does lease and let unto the Lessee those certain premises, and the improvements located thereon, commonly known as 6671 Caroline Street, Milton, Florida (the downstairs/bottom floor only, consisting of approximately twelve thousand (12,000) square feet), located in Milton, Santa Rosa County, Florida.

     TO HAVE AND TO HOLD the same for a period of thirty-six (36) months, to commence on September 1, 1999 and terminating on August 31, 2002. Lessor acknowledges that the commencement date is for purposes of rent only.

     The parties mutually covenant and agree as follows:

     1. COVENANT OF SEIZEN: The Lessor covenants and agrees with Lessee that at the time of the sealing and delivery of this lease, the Lessor is seized of the said premises in fee simple absolute and has the right to lease said premises under the terms hereof.

     2. COVENANT OF QUIET ENJOYMENT: Subject to the terms, conditions, and covenants of this lease, the Lessor agrees that the Lessee shall and may peaceably have, hold, and enjoy the premises above described, without hindrance or molestation by the Lessor, during the period set forth above.

     3. RENT RESERVED: The Lessee will yield and pay to the Lessor as rental for said property the sum of Eight Thousand and No/100's Dollars ($8,000.00)
per month (together with applicable Florida sales tax), in advance, during the initial thirty-six (36) month term of this Lease. The rental to be paid hereunder shall be due on the first (1st) day of each month and shall be deemed delinquent after the tenth (10th) day of each month during the entire term of this lease. Payments received by the Lessor (regardless of when mailed) after the tenth (10th) day of each month shall be subject to a late charge of Fifty and No/100's Dollars ($50.00), which shall be due upon written notice. All payments shall by made payable to HEFTY PUBLISHING COMPANY, and shall be tendered at its premises, located at 1232 Paula Circle, Gulf Breeze, Florida 32561, or at such other place as the Lessor, through its duly authorized officers, shall designate in writing to the Lessee.
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     4.  EARLY TERMINATION:  During the initial thirty-six (36) month term of this Lease, the Lessee may terminate the same at the end of any calendar month period, by giving advance written notice of such termination. As a consideration for this right of termination, the Lessee will pay a penalty equal to one (1) month's rent upon exercise of the right of early termination. The provisions of this paragraph with respect to early termination do not apply to any renewals or extensions of the subject Lease, and the Lessee will not be allowed to terminate such an renewal or extension prematurely.

     5. RENEWAL FOR ADDITIONAL TERMS: If, at the end of the initial thirty-six (36) month term of this Lease (or any permitted extension or renewal thereof as provided hereunder), the Lessee is not in default hereunder, then the Lessee may, at its option, extend the lease for the demised premises herein described for an additional twenty-four (24) months. The Lessee will be permitted two (2) such extensions (for a total of forty-eight (48) months) hereunder. The Lessee must give the landlord ninety (90) days advance written notice of its intention to exercise any option provided under this paragraph. With respect to the rent reserved during any extension or renewal hereof, the same will increase to the sum of Eight Thousand Five Hundred and No/100's Dollars ($8,500.00) per month. All of the terms and provisions of this Lease, except as otherwise expressly provided herein, will be applicable during any extension or renewal hereof.

    6. TENANT IMPROVEMENT ALLOWANCE: If, during the term of this Lease (or any permitted extensions or renewals thereof, as provided hereunder), the Lessee makes improvements to the demised premises, then subject to the limitations and conditions herein, the Lessee will be eligible to receive an improvement allowance therefore. This improvement allowance shall be limited to a maximum of Twenty Four Thousand and No/100's Dollars ($24,000.00) during the initial thirty-six (36) month term of this Lease (or any permitted extensions or renewals thereof). In order to receive this allowance, the Lessee will submit to the Lessor copies of any and all invoices for which reimbursement is claimed (including invoices for architectural drawings and space plans); the Lessor will be given a period of thirty (30) days to review the invoices and verify that such improvements have been made. At the conclusion of that time, if no dispute has arisen about the same, then the Lessor shall pay to the Lessee the amount of the invoice, which, when coupled with any other invoices previously paid, shall not exceed the maximum amount of the improvement allowance previously specified hereunder.

     Until May 1, 2000, no monies for an improvement allowance will be paid hereunder. In the event that the Lessee, for any reason whatsoever, vacates the demised premises before May 1, 2000, then it shall forfeit its right to any improvement allowance, and no such sums shall be paid hereunder whatsoever, regardless of whether the Lessee has actually expended sums for the improvement of the demised premises. Moreover, no improvement allowance shall be paid whatsoever for any additional air conditioning which the Lessee might determine, in its sole and absolute discretion, is required for its needs. Any and all improvements, paid for or reimbursed by the Lessor under this paragraph, shall remain with the demised premises and be the sole and exclusive property of the Lessor at the conclusion of the lease term contemplated hereby (including any permitted extensions or renewals thereof).

     7. FIRST RIGHT OF REFUSAL: The demised premises which are the subject of this Lease are the downstairs/bottom floor only of those premises located at 6671 Caroline Street, Milton, Florida. With respect to the upstairs portion of the demised premises, the Lessor grants the Lessee the right of first refusal, with respect to the lease/use of that space, on the following terms and conditions: In the event that the Lessor desires to use that space for its own benefit, it will give the Lessee ten (10) business days written notice of its intention to do so. Within that time period, if the Lessee desires to lease the upstairs portion of the subject premises, it will do so, by paying a rent for the upstairs portion which is equal to that rent which it is paying for the downstairs portion at that particular time under the terms of this Lease. In the event that the Lessor is approached by a third party, who desires to lease the upstairs portion of the demised premises, then the Lessor will give the Lessee ten (10) business days written notice of its intention to lease that space to the third party and the terms of the proposed lease. Within that time, the Lessee will then have the option to exercise its right of first refusal for the upstairs portion by paying a rent reserved of no less than that previously set forth within this paragraph, or the amount which is contained in the third party's offer to lease the premises, whichever is greater. Such lease will be coterminous with this Lease.

     8. ADDITIONAL AIR CONDITIONING: The Lessee shall have the right to add additional air conditioning to the demised premises for its own use and benefit. Such additional air conditioning shall be the sole and exclusive responsibility of the Lessee. At the end of the term of this Lease (including any permitted extensions or renewals thereof) the air conditioning equipment will remain the property of the Lessor. Any additional air conditioning installed in the demised premises pursuant to this section shall not be subject to the improvement allowance, as previously set forth herein.

     9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The Lessee and Lessor will comply with all the laws, rules, and


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regulations of proper governmental authorities and will not knowingly cause or permit said premises or building to be used for any unlawful purposes.

     10. UTILITIES AND MAINTENANCE: The Lessee shall and will pay all costs for gas, electricity, water, lights, heating, telephone, and all other utilities and things of a similar nature used on the demised said premises during the term of this lease. The Lessee shall apply for and pay required deposits for these items and will have the utilities put in its own name. The Lessor shall and will maintain, at its own expense, the roof, plumbing, primary HVAC, foundation, and exterior walls of the building (except for Lessee's signs, if any). The roof shall be free of leaks. The Lessee shall and will maintain, at its own expense, all portions of the leased premises and any additional air conditioning which it may install. Additionally, the Lessee will likewise maintain the fixtures and equipment therein for which the Lessor is not responsible hereunder, if any, in a workable condition and will replace at its own expense any fixtures and equipment owned by the Lessor which become defective, broken, or unusable due to the willfulness or gross negligence of the Lessee, its agents, employees, or customers. The Lessor will be responsible for the landscaping and grounds maintenance. The Lessor hereby represents and warrants that as the commencement date of this Lease, the plumbing, electric, water, and HVAC systems are in good working order and repair and that the premises are ADA compliant; in the event that it is discovered that the building possesses one or more problems relating only to ADA compliance, and the amounts to be spent by the Lessor to correct such an item or items relating to ADA compliance and bring the same into compliance exceed Ten Thousand and No/100's Dollars ($10,000.00) in the aggregate over the thirty-six (36) month term of this Lease (and any extensions or renewals hereof), then the Lessee shall be responsible for the additional amount. The Lessor further represents and warrants that as of the commencement date, that there are no hazardous materials within the premises and that the premises are in compliance with all applicable laws, ordinances, and regulations. The Lessor will provide adequate and functional lighting for the parking lot. Subject to the dollar limitations expressed herein, the Lessor shall make all repairs within twenty-four (24) hours notice of the same, or Lessee can contract with outside services to repair and deduct that amount from next month's rent. In the event that individual repairs will cost more than $1,000.00 (One Thousand Dollars), Lessee will notify Lessor and Lessor will provide approval for repair within 24 hours of notice.

     11. INSURANCE: The Lessor shall and will, at its own cost and expense, keep the demised premises fully
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insured against loss or damage by fire or other casualty in the principal sum of
One Million Three Hundred Thousand and No/100's Dollars ($1,300,000.00). The Lessee shall and will, during the full term of this lease, and at its own expense, carry public liability insurance in the limits commonly known as One Million and No/100's Dollars ($1,000,000.00) per occurrence, and One Million Three Hundred Thousand and No/100's Dollars ($1,300,000.00) in the aggregate, and shall cause the policy of insurance to be issued to show the Lessor as an additional insured. If the Lessee desires any type of insurance on its merchandise, inventory, equipment, or other property in the building or on the premises, it shall be its sole obligation to arrange for it, it being understood that the Lessor's sole responsibility shall be for fire and extended coverage protection generally offered on commercial buildings. The Lessee agrees to hold the Lessor harmless from any liability for any damages sustained by any person on said premises due to the actions of the Lessee, its agents, servants, employees, or customers during the term of this Lease, except in the case of negligence or misconduct on the part of the Lessor, its agents, contractors, or employees.

     12.  REAL ESTATE TAXES:   The Lessor will pay all county, state, and other
real property taxes which may be assessed on the premises leased hereby.

     13. PERSONAL PROPERTY TAXES: The Lessee shall and will pay all taxes of any kind levied only upon the personal property, including trade fixtures and inventory, kept on the leased premises and leased or owned by the Lessee.

     14. PROHIBITION AGAINST ALTERATION OR CHANGES TO THE DEMISED PREMISES: The Lessee shall not make any alterations or changes to the demised premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed, and all additions, fixtures, equipment, and floor covering, together with any and all improvements (except furniture, inventory, airline ticketing machines and telephones, which will be readily removable without injury to the premises), shall be and remain a part of the premises at the expiration of this lease.

     15. PROHIBITION AGAINST ASSIGNMENT AND SUBLETTING: The Lessee shall not have the right to assign, sublet, or part with the possession of the whole or any part of said premises without the prior written approval of the Lessor; provided, however, that such consent by the Lessor will not be unreasonably withheld. Notwithstanding anything to the contrary contained herein. Lessee shall have the right to assign the Lease to an entity which is owned by or under the common ownership of Lessee or, to a parent, subsidiary, or affiliate of the Lessee.

     16. USE OF PREMISES: The Lessee shall not use or permit said premises or any part thereof to be used for any purpose or purposes other than as general office purposes and
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on-line fulfillment services without the prior written consent of the Lessor, and no use shall knowingly be made or permitted to be made of the premises which will increase the existing rate of insurance upon the type of building being leased hereunder, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall the Lessee knowingly sell or permit to be kept, used or sold in or about the premises, any article which may be prohibited by the standard form of the Lessor's fire insurance policy.

     17. SIGNS: The Lessee shall have the right to place a sign on the building to notify the public of its presence therein. Such sign shall not damage, deface, or otherwise mar the exterior of the building, and the content and placement of the sign shall be subject to approval, which shall not be unreasonably withheld or delayed, by the Lessor, in advance. The Lessee shall be responsible for all expenses incident to the preparation and mounting of the sign.

     18. DESTRUCTION OF LEASED PREMISES: It is understood and agreed that if said premises during the term of this contract be destroyed by fire or other casualty, then the Lessor must give written notification of intent within thirty (30) days, then and in that event the Lessor shall be under no obligation to rebuild the same, and if it shall elect not to rebuild said premises, then this lease shall at once become null and void; provided, however, that if the Lessor shall elect to rebuild said premises, it may do so by
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restoring same to like condition as of the date of this contract (together with all improvements subsequently made by the Lessee). Such restoration shall be made within sixty (60) days of the casualty. During the time of such rebuilding, the rent reserved hereunder shall cease, but on the conclusion of such rebuilding the rent reserved hereunder shall at once begin again.

     19. CONDEMNATION: In the event any portion of said leased premises is taken by any condemnation or eminent domain proceedings, the monthly rental herein shall be ratably reduced according to the area of the leased premises which is taken and the Lessee shall be entitled to no other consideration by reason of such taking. Any damages suffered by the Lessee on account of the taking of any portion of said leased premises and any damage to any structure erected on said leased premises, respectively, that shall be awarded to the Lessee in said proceeding shall be paid to and received by the Lessor, and the said Lessee shall have no right therein or thereto or to any part thereof. The Lessee does hereby relinquish and assign to the Lessor all of the Lessee's rights and equities in and to any such damage. In the event the property is either totally or partially condemned, the Lessee may terminate the Lease without penalty.

     20. LESSOR'S LIABILITY FOR THEFT: The Lessor shall not be liable for any loss of property by theft or burglary from the building, except in the event of the Lessor's negligence.

     21. LESSOR'S RIGHT OF INSPECTION: The Lessor or its agents shall have the right to enter and inspect said premises, at any reasonable hour, upon advance notice to Lessee, except in emergencies of Lessor's employees, agents, or contractors, and to make any alterations, additions, or improvements which they may reasonably deem necessary for its preservation. Such alterations, additions, or improvements shall not materially interfere with Lessee's business.

     22. LESSOR'S RIGHT OF ACCESS TO THE SECOND FLOOR: The demised premises which are the subject of this Lease consist of the bottom floor/downstairs portion of the property located at 6671 Caroline Street, Milton, Florida. The parties recognize that the Lessor has an interest in the upstairs portion of that property. Accordingly, the Lessor shall be permitted access to the downstairs/bottom floor at all times, in order to gain access to the upstairs floor. Such access shall, at a minimum, consist of unfettered use of the stairwell. In the event that it becomes necessary for the Lessor to renovate the demised premises, in order to add an elevator from the first to the second floor, the Lessee agrees to provide such access and space in order for that renovation to be accomplished. This renovation, if necessary, will occur with no disruption to Lessee's operation; if disruption occurs, Lessee is notified of the same, and fails to correct the situation, then Lessor will be liable for damages, disruption, and loss to Lessee. If the Lessee leases the upstairs and the Lessor provides an elevator, the Lessee will relinquish its early termination rights within this Lease; however, if the Lessor does not provide an elevator, the Lessee will not relinquish its early termination rights.

     23. RIGHT TO RE-TAKE UPON ABANDONMENT: If the said leased premises shall be deserted or vacated for more than thirty (30) days or more any time during the lease term, then it shall be lawful for the Lessor, its attorney, agents, successors, or assigns, to re-enter into and repossess the said premises. In such case, the Lessee shall continue to remain liable for any and all rents which are then due or which may become due until the termination of this lease.

     24.  EVENTS OF DEFAULT CONSISTING OF NON-PAYMENT OR FAILURE TO ABIDE BY THE
COVENANTS: In case any sum to be paid hereunder shall be in default for a period of ten (10) business days, or if the Lessee shall violate any of the other covenants of this lease as provided herein, which default remains uncorrected after the giving of ten (10) business days written notice, then in either event, the Lessee shall become Lessee at sufferance and the Lessor, its attorney, agents, successors, representatives, and assigns shall be entitled to immediately re-enter and take possession of said premises with notice of legal process.

     25.  EVENTS OF DEFAULT OTHER THAN NON-PAYMENT OR FAILURE TO ABIDE BY THE
COVENANTS: If the Lessee shall be adjudicated a bankrupt, become insolvent, take the benefit of any federal or state reorganization or composition proceeding, make a general assignment for the benefit of creditors, otherwise take the benefit of any benefit of any insolvency law, or have a trustee in bankruptcy or a receiver appointed or elected (whether under federal or state law), and such in not discharged within thirty (30) days, then and in such event this lease shall terminate at the will of the Lessor, and the said Lessor shall re-enter and retake possession without the necessity of legal process, and upon written notice to said Lessee.

     26. ATTORNEY'S FEES AND COSTS: In the event it becomes necessary for the Lessor or Lessee to obtain legal assistance in enforcing any covenant in this lease, then the non-prevailing party and will pay all reasonable attorney's fees and all expenses incurred (both at the trail and appellate levels, if necessary).

     27. LANDLORD'S LIEN: The Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, chattels which shall be brought upon said premises, together any rents from the demised premises (if the premises have been sub-let or assigned), as security for the payment of said rent and all other payments due by the Lessee hereunder, and the Lessee agrees that said lien may be enforced by distress, foreclosure, or otherwise, at the election of the Lessor.

     28. CUMULATIVE PROVISIONS: The rights and remedies created by this lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

     29. EFFECT OF WAIVER: No waiver of any condition or covenant of this lease by the Lessor shall be deemed to imply or constitute a further waiver by the Lessor of any other condition or covenant of this lease.

     30. TIME IS OF THE ESSENCE: It is understood and agreed between the parties hereto that time is of the essence as to all of the terms and provisions of this lease except as where otherwise indicated herein.

     31. NOTICES: Any and all notices under this Lease shall be in writing, and hand delivered to the Lessor or Lessee, or delivered by some form of mail or delivery requiring a signed receipt, at the demised premises or headquarters for the Lessee, or at address where the Lessor is receiving the rent reserved hereunder, as applicable.

     32. OCCUPATIONAL LICENSES RESPONSIBILITY OF LESSEES: It shall be the responsibility of the Lessee to obtain any and all licenses necessary from any and all governmental authorities to operate the business upon the leased premises, including but not limited to any and all licenses required to conduct the type of business for which these premises are being leased. The Lessee shall not hold for sale any items of merchandise for which he does not hold the requisite license from the proper governmental authority.

     33. SURRENDER OF PREMISES: At the expiration of the term of this lease, the Lessee shall quit and surrender the premises to the Lessor, in as good state and condition as reasonable use and wear thereof will permit, damage by the elements excepted, unless such damage by the elements shall result from the acts of negligence of the Lessee, its employees, agents, representatives or customers.

     34. HOLD HARMLESS: Should an action be commenced in which the Lessor is made a party defendant due to the acts of the Lessee, its employees, agents, representatives, or customers, the Lessee agrees to pay, on demand, the Lessor's counsel fees (at both the trial and appellate levels) and any judgments resulting from such action. It is the intention of the parties that the Lessee, at all times, will hold the Lessor, or its agents, successors, and assigns, free and harmless from any damage or judgment resulting as aforesaid. This paragraph shall also apply to protect the Lessor against loss, liability, or expense by reason of any accident or injury to person or property occurring on the premises leased hereunder, except in the case of negligence or misconduct on the part of the Lessor, its agents, contractors or employees.

     35. BINDING EFFECT OF COVENANTS: All covenants herein contained shall extend to and bind the heirs, executors, administrators, successors, and assigns, respectively, of each of the parties hereto.

     36. PARKING: The Lessee shall have the exclusive right to 75 parking spaces on the premises. The remaining spaces will be open. If Lessee leases entire building, it shall have exclusive rights to all parking spaces in the property.

     37.  RULE OF CONSTRUCTION AGAINST DRAFTER OF CONTRACT INAPPLICABLE HERETO:
This Lease is the product of negotiations between the parties hereto. Hence, while it may have been typed in the office of counsel for one of the parties it is, in essence, a joint work product. Hence, the rule that a contract that will be most strongly construed against the drafter hereof will have no force and effect with respect to this Lease.

     IN WITNESS WHEREOF, the said parties have hereunder set their hands and seals the day and year first above written.

                                       HEFTY PUBLISHING COMPANY



                                       By: /s/ JOHN HEFTY
                                          --------------------------------------
                                          JOHN HEFTY
                                          As its President

ATTEST:

 /s/ JOHN HEFTY
---------------------------------
As its Secretary


Executed in the presence of:

 /s/
---------------------------------
Witness as to the Lessor


 /s/
---------------------------------
Witness as to the Lessor

                        WORLDTRAVEL TECHNOLOGIES, L.L.C.



                        By: /s/ TIM SEVERT
                           ------------------------------
                           TIM SEVERT
                           As its Senior Vice-President
                             Administration


ATTEST:

/s/
----------------------------
As its Treasurer


Executed in the presence of:


/s/
----------------------------
Witness as to the Lessee


/s/ WENDY A. KLEIN
----------------------------
Witness as to the Lessee


STATE OF FLORIDA

COUNTY OF SANTA ROSA
          ----------

     BEFORE ME, the subscriber, personally appeared JOHN HEFTY, as the President of HEFTY PUBLISHING COMPANY, a Florida Corporation, who is personally known to me or who produced ____________________ as identification, who did not take an oath, and who acknowledged that he signed the foregoing document, on behalf of the aforesaid Corporation, as its deed and act, for the uses and purposes therein set forth.